UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Date of report)	January 30, 2014
(Date of earliest event reported)	January 24, 2014

ONE Gas, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-36108	46-3561936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement

On January 27, 2014, ONE Gas, Inc. (“ONE Gas”), a wholly owned subsidiary of ONEOK, Inc. (“ONEOK”), completed an offering (the “Offering”) of $1.2 billion aggregate principal amount of senior notes, consisting of $300 million of senior notes due 2019 (the “2019 Notes”); $300 million of senior notes due 2024 (the “2024 Notes); and $600 million of senior notes due 2044 (the “2044 Notes” and, together with the 2019 Notes and the 2024 Notes, the “Notes”). The Notes were sold in the United States to qualified institutional buyers under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States under Regulation S under the Securities Act. In connection with the Offering, ONE Gas has entered into definitive agreements that, among other things, set forth the terms and conditions of the Offering and the Notes. Descriptions of these definitive agreements are referenced below.

Indenture

On January 27, 2014, ONE Gas entered into a Base Indenture (the “Base Indenture”) and a Supplemental Indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) with U.S. Bank National Association, as trustee (the “Trustee”), pursuant to which the Notes were issued.

The Notes are senior unsecured obligations of ONE Gas, which rank equally with all other existing and future ONE Gas senior unsecured indebtedness. The Notes will be structurally subordinated to the liabilities of ONE Gas’ subsidiaries, including trade payables. The 2019 Notes will bear interest at a rate of 2.07% per annum; the 2024 Notes will bear interest at a rate of 3.61% per annum; and the 2044 Notes will bear interest at a rate of 4.658% per annum, in each case payable semi-annually on February 1 and August 1 of each year, beginning on August 1, 2014.

The Indenture includes covenants that, among other things, limit ONE Gas’ and its subsidiaries’ ability to create or permit to exist liens with respect to principal domestic properties and to enter into sale and leaseback transactions with respect to principal domestic properties. Such covenants also limit ONE Gas’ and its subsidiaries’ ability to merge or consolidate with any other entity or convey, transfer, or lease properties and assets substantially as an entirety. These covenants are subject to a number of important qualifications and limitations set forth in the Indenture.

The 2019 Notes will mature on February 1, 2019; the 2024 Notes will mature on February 1, 2024; and the 2044 Notes will mature on February 1, 2044. However, ONE Gas, at its option, may redeem the Notes in whole or part prior to January 1, 2019 (one month prior to their maturity date) in the case of the 2019 Notes, prior to November 1, 2023 (three months prior to their maturity date) in the case of the 2024 Notes, and prior to August 1, 2043 (six months prior to their maturity date) in the case of the 2044 Notes, in each case at a redemption price equal to the principal amount of such Notes to be redeemed plus a make-whole premium. Additionally, commencing on January 1, 2019 (one month prior to their maturity date) in the case of the 2019 Notes, November 1, 2023 (three months prior to their maturity date) in the case of the 2024 Notes, and August 1, 2043 (six months prior to their maturity date) in the case of the 2044 Notes, ONE Gas, at its option, may redeem the Notes in whole or part, in each case at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest.

The Notes are being sold to fund a cash payment of approximately $1.13 billion to ONEOK in connection with the Separation (as defined in the Indenture). If the Separation is not consummated on or prior to July 31, 2014, or if ONE Gas notifies the Trustee prior to that date that the Separation has been abandoned or makes a public announcement to that effect, ONE Gas will be required to redeem all of the Notes at a special mandatory redemption price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to, but not including, the special mandatory redemption date.

The above description of the Indenture does not purport to be a complete statement of the parties’ rights and obligations under the Indenture and is qualified in its entirety by reference to the terms of the Indenture. A copy of the Base Indenture is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the Supplemental Indenture is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Registration Rights Agreement

On January 27, 2014, ONE Gas entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, and RBS Securities Inc., as representatives of the initial purchasers (the “Initial Purchasers”). Pursuant to the Registration Rights Agreement, ONE Gas has agreed, for the benefit of the holders of the Notes, to use commercially reasonable efforts to (1) file a registration statement on an appropriate registration form with respect to a registered offer to exchange each series of Notes for new notes, with terms substantially identical in all material respects to such series of Notes (the “Exchange Notes”) (except that the Exchange Notes will not contain terms with respect to transfer restrictions or any increase in annual interest rate) and (2) cause the registration statement to be declared effective under the Securities Act.

Under the Registration Rights Agreement, a registration default (“Registration Default”) occurs if (1) ONE Gas has not exchanged Exchange Notes for all Notes validly tendered in accordance with the terms of the exchange offer on or prior to the 270th day after the issuance of the Notes or, if a shelf registration statement is required and is not declared effective, on or prior to the 270th day after the issuance of the Notes, (2) ONE Gas receives a request to file a shelf registration statement covering the resale of the Notes, and such shelf registration statement required to be filed has not been declared effective on or prior to the later of (i) the 270th day after the issuance of the Notes or (ii) 90 days after such shelf registration statement has been requested or (3) if applicable, a shelf registration statement covering resales of the Notes has been declared effective and such shelf registration statement ceases to be effective or the prospectus contained therein ceases to be usable for resales of registrable securities (a) on more than two occasions of at least 30 consecutive days during the required effectiveness period or (b) at any time in any 12-month period during the required effectiveness period, and such failure to remain effective or be usable exists for more than 90 days (whether or not consecutive) in any 12-month period.

If a Registration Default occurs with respect to a series of registrable securities, then additional interest shall accrue on the principal amount of the Notes of a particular series that are registrable securities at a rate of 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue, provided that the rate at which such additional interest accrues may in no event exceed 1.00% per annum). The additional interest will cease to accrue when all Registration Defaults are cured.

A copy of the Registration Rights Agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously disclosed, in connection with the Separation, on January 8, 2014, the Board of Directors of ONEOK formally approved the distribution (the “Distribution”) of all the shares of common stock of ONE Gas to ONEOK’s shareholders. In connection with the Distribution, on January 27, 2014, ONEOK transferred to ONE Gas all of the assets and liabilities primarily associated with ONEOK’s natural gas distribution business, at which time ONE Gas made a cash payment of approximately $1.13 billion to ONEOK, which represents the cash received by ONE Gas from the issuance the Notes less the cash retained by ONE Gas in order to maintain sufficient financial flexibility and to support its working capital requirements and capital expenditures. The material terms of the Distribution are disclosed in ONE Gas’ Information Statement related to the Distribution, which has been previously filed as Exhibit 99.1 to ONE Gas’ Current Report on Form 8-K filed with the SEC January 23, 2014, and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

On January 24, 2014, the ONE Gas, Inc. Benefit Plan Administration Committee (the “Plan Administrator”) sent a notice to participants and beneficiaries under the ONE Gas, Inc. 401(k) Plan and the ONE Gas, Inc. Profit Sharing Plan (collectively, the “Plans”) informing them of certain trading restrictions under the Plans in connection with the Separation and the Distribution. The anticipated date of the Distribution is January 31, 2014. An initial blackout period (the “Initial Blackout Period”) is required to facilitate the adjustment of the ONEOK and ONE Gas Stock Funds to reflect the Separation and the Distribution under the Plans. The Initial Blackout Period is expected to begin on January 30, 2014 and is expected to end during the week of February 2, 2014. A separate blackout period (the “Second Blackout Period,” and together with the Initial Blackout Period, the “Blackout Periods”) is required to ensure that all information is transferred accurately on the Fidelity record-keeping system from the ONEOK, Inc. Plans Master Trust to the newly established ONE Gas, Inc. Plans Master Trust. The Second Blackout Period is expected to begin on February 24, 2014 and is expected to end on March 3, 2014.

We received the notice concerning the Blackout Periods required by Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, as amended, from the Plan Administrator for each of the Plans on January 24, 2014.

ONE Gas sent a separate notice to its directors and executive officers on January 28, 2014, informing them of the Blackout Periods and the prohibition on their directly or indirectly buying or selling ONE Gas equity securities during the Blackout Periods, subject to certain limited exceptions (the “Insider Notice”). The Insider Notice was required pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission’s Regulation Blackout Trading Restriction. A copy of the Insider Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

During and for the two (2) year period following the Initial Blackout Period, information about the actual ending date of the Initial Blackout Period may be obtained, free of charge, by contacting Brian Shore by telephone at 918-588-7905, by email at brian.shore@oneok.com, or by mail at ONEOK, Inc., 100 W. 5th Street, Tulsa, OK 74103.

Item 9.01. Financial Statements and Exhibits

The financial statements and pro forma financial information required to be filed under Item 9.01 of this report are included in ONE Gas’ Information Statement related to the Distribution, which has been previously filed as Exhibit 99.1 to ONE Gas’ Current Report on Form 8-K filed with the SEC January 23, 2014, and is incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description

10.1	Base Indenture, dated as of January 27, 2014, by and between ONE Gas, Inc. and U.S. Bank National Association, as trustee

10.2	Supplemental Indenture, dated as of January 27, 2014, by and between ONE Gas, Inc. and U.S. Bank National Association, as trustee

10.3	Registration Rights Agreement, dated January 27, 2014, by and between ONE Gas, Inc. and Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and RBS Securities Inc., as representatives of the Initial Purchasers

99.1	Notice to directors and executive officers, dated January 28, 2014

99.2	ONE Gas, Inc. Information Statement, dated January 20, 2014 (incorporated by reference from Exhibit 99.1 to ONE Gas, Inc.’s Current Report on Form 8-K filed on January 23, 2014 (File No. 001-36108))

SIGNATURE

Pursuant to the requirements of Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONE GAS, INC.

Date: January 30, 2014	By:	/s/ Curtis L. Dinan
Curtis L. Dinan Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Base Indenture, dated as of January 27, 2014, by and between ONE Gas, Inc. and U.S. Bank National Association, as Trustee

10.2	Supplemental Indenture, dated as of January 27, 2014, by and between ONE Gas, Inc. and U.S. Bank National Association, as Trustee

10.3	Registration Rights Agreement, dated January 27, 2014, by and between ONE Gas, Inc. and Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and RBS Securities Inc., as representatives of the Initial Purchasers

99.1	Notice to directors and executive officers, dated January 28, 2014

99.2	ONE Gas, Inc. Information Statement, dated January 20, 2014 (incorporated by reference from Exhibit 99.1 to ONE Gas, Inc.’s Current Report on Form 8-K filed on January 23, 2014 (File No. 001-36108))